UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2017

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on May 8, 2017, the Board of Directors (the “Board”) approved an amendment to Article 4, Section 5 of its bylaws to (i) change the title of the current Vice-Chairman of the Board to the “Lead Vice-Chairman” and (ii) permit the Board to appoint a second Vice-Chairman to assist the Chairman of the Board and the Lead Vice-Chairman. This amendment is effective immediately.

The description above of the amendment to the Company’s bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of Article 4, Section 5 of the bylaws as amended, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 8.01	Other Events.

The Company is furnishing its presentation delivered at its 2017 Annual Meeting of Stockholders on Tuesday, May 9, 2017 (the “Annual Meeting Presentation”). The Annual Meeting Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The disclosure of the Annual Meeting Presentation on this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Annual Meeting Presentation or its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The Annual Meeting Presentation is available on the Company’s website at www.ruger.com/corporate. The Company reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, as of May 8, 2017

99.1	The Annual Meeting Presentation, delivered at the Company’s Annual Meeting of Stockholders on May 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Vice President, Treasurer and
Chief Financial Officer

Dated: May 9, 2017.

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